Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223142-04 on Form S-3 of our report dated February 18, 2021, relating to the financial statements of PPL Electric Utilities Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

February 18, 2021